BYLAWS                       Exhibit 3.2

                               OF

                     ACX TECHNOLOGIES, INC.


            (As amended and restated August 20, 1996)










                         INDEX TO BYLAWS
                               OF
                     ACX TECHNOLOGIES, INC.


                                                        Page

ARTICLE I - Offices

    Section 1.01   Business Offices                        1
    Section 1.02   Registered Office                       1

ARTICLE II - Shareholders

    Section 2.01   Annual Meeting...                       1
    Section 2.02   Special Meetings.                       2
    Section 2.03   Place of Meetings                       2
    Section 2.04   Notice of Meetings.........             2
    Section 2.05   Waiver of Notice.                       3
    Section 2.06   Closing of Transfer Books or Fixing
                     of Record Date.                       3
    Section 2.07   Voting List........                     4
    Section 2.08   Proxies                                 5
    Section 2.09   Quorum and Manner of Acting             5
    Section 2.10   Extraordinary Matters......             5
    Section 2.11   Voting of Shares.                       6
    Section 2.12   Voting of Shares by Certain Holders..   6
    Section 2.13   Unanimous Action Without a Meeting...   8
    Section 2.14   Conduct of Meetings                     8
    Section 2.15   Nomination of Directors and
                   Presentation of Business at
                   Shareholder Meetings                   11
    Section 2.16   Advisory Shareholder Votes             14

ARTICLE III - Board of Directors

    Section 3.01   General Powers...                      14
    Section 3.02   Number, Tenure and Qualifications....  14
    Section 3.03   Resignation......                      15
    Section 3.04   Removal                                15
    Section 3.05   Vacancies........                      15
    Section 3.06   Regular Meetings.                      16
    Section 3.07   Special Meetings.                      16
    Section 3.08   Meetings by Telephone                  16
    Section 3.09   Notice of Meetings.........            16
    Section 3.10   Waiver of Notice.                      17
    Section 3.11   Presumption of Assent......            17
    Section 3.12   Quorum and Manner of Acting            18
    Section 3.13   Action Without a Meeting               18
    Section 3.14   Authorized Committees                  18
    Section 3.15   Executive Committee                    19
    Section 3.16   Audit Committee                        20
    Section 3.17   Compensation Committee                 21
    Section 3.18   Directors' Committee                   23
    Section 3.19   Compensation                           24
    Section 3.20   Organization                           24
    Section 3.21   Director Emeritus                      24

ARTICLE IV - Officers

    Section 4.01   Number and Qualifications              25
    Section 4.02   Election and Term of Office            25
    Section 4.03   Compensation                           25
    Section 4.04   Resignation                            26
    Section 4.05   Removal                                26
    Section 4.06   Vacancies                              26
    Section 4.07   Authority and Duties                   26
    Section 4.08   Surety Bonds                           29

ARTICLE V - Stock

    Section 5.01   Issuance of Shares                     30
    Section 5.02   Stock Certificates; Uncertificated
                     Shares                               30
    Section 5.03   Consideration for Shares               30
    Section 5.04   Lost Certificates                      31
    Section 5.05   Transfer of Shares                     31
    Section 5.06   Holders of Record                      31
    Section 5.07   Shares Held for Account of Another     32
    Section 5.08   Transfer Agents, Registrars and
                     Paying Agents                        32

ARTICLE VI - Indemnification

    Section 6.01   Definitions......                      32
    Section 6.02   Right to Indemnification               33
    Section 6.03   Advancement of Expenses                34
    Section 6.04   Burden of Proof...                     34
    Section 6.05   Notification and Defense of Claim...   35
    Section 6.06   Enforcement                            36
    Section 6.07   Proceedings by a Party                 36
    Section 6.08   Subrogation......                      36
    Section 6.09   Other Payments......                   36
    Section 6.10   Insurance.....                         37
    Section 6.11   Other Rights and Remedies              37
    Section 6.12   Applicability; Effect......            37
    Section 6.13   Severability...                        38

ARTICLE VII - Dividends

ARTICLE VIII - Conflicts of Interest

    Section 8.01   Financial Interest                     39
    Section 8.02   Interested Directors                   39

ARTICLE IX - Contracts, Loans, Checks and Deposits

    Section 9.01   Contracts                              40
    Section 9.02   Loans                                  40
    Section 9.03   Checks, Drafts, etc.                   40
    Section 9.04   Deposits                               40

ARTICLE X - Miscellaneous

    Section 10.01  Voting of Securities by the
                     Corporation                          40
    Section 10.02  Seal                                   41
    Section 10.03  Fiscal Year                            41
    Section 10.04  Gender                                 41
    Section 10.05  Amendments                             41
                            BYLAWS

                              OF

                    ACX TECHNOLOGIES, INC.



                           ARTICLE I

                            Offices

         Section 1.01   Business Offices.  The corporation may
have such offices, either within or outside Colorado, as the board of directors may from time to time determine or as the business of the corporation may require.

         Section 1.02 Registered Office. The registered office of the corporation required by the Colorado Corporation Code to be maintained in Colorado shall be as set forth in the articles of incorporation, unless changed as provided by law.


                          ARTICLE II

                          Shareholders

         Section 2.01 Annual Meeting. An annual meeting of the shareholders shall be held at the time and place as may be determined by the board of directors, beginning with the year 1994, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. At the annual meeting, the shareholders shall elect by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote the election of directors, by ballot, a board of directors or successors to directors whose terms expire at the annual meeting, in accordance with the articles of incorporation of the corporation. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.


         Section 2.02 Special Meetings. Except as otherwise required by law, and subject to the rights of the holders of any class or series of shares issued by the corporation having a preference over the common stock of the corporation as to dividends or upon liquidation to elect directors upon certain circumstances, special meetings of the shareholders of the corporation may be called, for any purpose or purposes, only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.

         Except as otherwise required by law, no shareholder may submit a proposal for consideration at a special meeting of shareholders, provided that, if the special meeting is called for the purpose of electing directors, a shareholder may nominate a candidate subject to the provisions of Section 2.15.

         Section 2.03 Place of Meetings. Each meeting of the shareholders shall be held at such place, either within or outside Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation if in Colorado, or if the principal office is not located in Colorado, at the registered office of the corporation in Colorado.

         Section 2.04 Notice of Meetings. Except as otherwise required by law, written notice of each meeting of the shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, to each shareholder of record entitled to notice of such meeting, not less than ten nor more than 50 days before the date of the meeting, except that if the authorized shares of the corporation are to be increased, at least 30 days notice shall be given, and if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of business is to be voted on, at least 20 days notice shall be given. Such notice shall be deemed to be given, if personally delivered, when delivered to the shareholder, and, if mailed, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive notices mailed to the last-known address of any shareholder of record are returned as undeliverable no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting, unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed, in either of which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

         Section 2.05 Waiver of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws to be given to any shareholder, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the shareholder objects to considering the matter when it is presented.

         Section 2.06 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding 50days. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books shall be closed or a record date fixed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least, or such record shall be fixed not less than, ten days immediately preceding such meeting (30 days if the authorized stock is to be increased, 20 days if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of business is to be considered). If the stock transfer books are not so closed or no record date is so fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired. Notwithstanding the foregoing provisions of this Section, the record date for determining shareholders entitled to take action without a meeting as provided in Section 2.13 below shall be the date specified in such Section.

         Section 2.07 Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

         Section 2.08 Proxies. At any meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.09 Quorum and Manner of Acting. At all meetings of shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum, except or otherwise required by law. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by the laws of Colorado, the articles of incorporation or these bylaws in which case the express provision shall govern and control the decision on the subject matter in question. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         Section 2.10   Extraordinary Matters.
Notwithstanding the provisions of Section 2.09, the following actions shall require the affirmative vote or concurrence of two-thirds of all of the outstanding shares of the corporation (or of each class if class voting is required by the laws of Colorado or the articles of incorporation) entitled to vote thereon: (a) adopting an amendment or amendments to the articles of incorporation, (b) lending money to, guaranteeing the obligations of or otherwise assisting any of the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation provided that no such loans or guaranties to directors shall be made by the corporation secured by its shares, (c) authorizing the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual and regular course of business, (d) approving a plan of merger, consolidation or exchange that is required to be approved by the shareholders, (e) adopting a resolution submitted by the board of directors to dissolve the corporation, and (f) adopting a resolution submitted by the board of directors to revoke voluntary dissolution proceedings.

         Section 2.11 Voting of Shares. Subject to the provisions of Section 2.06, each outstanding share of record, regardless of class, is entitled to one vote, and each outstanding fractional share of record is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 2.13, except to the extent that the voting rights of the shares of any class or classes or series are limited or denied by the articles of incorporation as permitted by the Colorado Corporation Code. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 2.12   Voting of Shares by Certain Holders.

              (a)  Shares Held or Controlled by the
Corporation. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

              (b) Shares Held by Another Corporation. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

              (c)  Shares Held by More Than One Person.
Shares standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effects: (i) if only one person votes, his act binds all; (ii) if two or more persons vote, the act of the majority so voting binds all; (iii) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in Colorado to appoint an additional person to act with the persons so voting the shares, in which case the shares shall be voted as determined by a majority of such persons; and (iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph (iii) shall be a majority or even split in interest. The foregoing effects of voting shall not be applicable if the secretary of the corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternative voting provisions are stated.

              (d)  Shares Held in Trust or by a Personal
Representative. Shares held by an administrator, executor, guardian, conservator or other personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

              (e) Shares Held by a Receiver. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

              (f) Pledged Shares. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

              (g) Redeemable Shares Called for Redemption. Redeemable shares that have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         Section 2.13 Unanimous Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when all shareholders entitled to vote have signed the consent.
The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. All consents signed pursuant to this
Section 2.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

         Section 2.14  Conduct of Meetings.

              (a) General. The chairman of the annual or any special meeting of the shareholders shall be the chairman of the board, if there is one, or, if there is not one or in his absence, the vice-chairman, if there is one, or, if there is not one or in his absence, the president, if there is only one, or, if there are co-presidents, then one of the co-presidents, as designated by a majority of the directors present, or, in the absence of all co-presidents, then any person designated by a majority of the directors present, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

              (b) Inspectors of Election. The corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternative inspectors to replace any inspector who fails to act. If no inspector or alternative is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots,
(iv) determine and retain for a reasonable period a determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by a shareholder shall determine otherwise.

         In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with applicable law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to case, or more more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

              (c) Rules of Conduct. Meetings of shareholders shall be conducted in accordance with the following rules:

                  (i)   The chairman of the meeting shall have
absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                 (ii) If disorder should arise that prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting and upon his so doing the meeting is immediately adjourned.

                (iii)   The chairman may ask or require that
anyone who is not a bona fide shareholder or proxy leave the meeting.

         Section 2.15   Nomination of Directors and
Presentation of Business at Shareholder Meetings.

              (a)  General.  Nominations of persons for
election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a shareholder who was a shareholder of record at the time of the giving of notice provided for in this Section 2.15, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.15.

              (b) Annual Meetings. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this
Section 2.15, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than 60 days or more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

              Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, and (2) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in the second sentence of this paragraph (b) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the public announcement is first made by the corporation.

              (c) Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting or as otherwise required by law. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders with regard to which the board of directors has determined that directors are to be elected (i) pursuant to the corporation's notice of meeting; (ii) by or at the direction of the board of directors or (iii) by any shareholder who is a shareholder of record at the time of the giving of notice provided for in this Section 2.15, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section
2.15. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice setting forth the information and complying with the form described in paragraph (b) of this
Section 2.15 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

              (d)  Procedures.  Only such persons who are
nominated in accordance with the procedure, set forth in this
Section 2.15 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15. The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.15 and, if any proposed nomination or business is not in compliance with this Section 2.15, to declare that such defective nominations or proposal shall be disregarded.

              (e)  Public Announcement.  For purposes of this
Section 2.15, "public announcement" shall mean disclosure of a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

              (f) Special Procedures. Notwithstanding the foregoing provisions of this Section 2.15, (i) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock; and
(ii) a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

              (g)  Management Proposals. Nominations of
persons to stand for election at any annual or special meeting of shareholders may be made at any time prior to the vote thereon by the board of directors or a committee of the board. For any new business proposed by management to be properly brought before the annual meeting of shareholders, such new business shall be approved by the board of directors, either directly or through its approval by proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary of the corporation at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting.

         Section 2.16   Advisory Shareholder Votes.  In order
for the shareholders to adopt or approve any proposal submitted to them for the purpose of requesting the board of directors to take specified action, a majority of the outstanding stock of the corporation entitled to vote thereon must be voted for the proposal.


                          ARTICLE III

                       Board of Directors

         Section 3.01   General Powers.  The business and
affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Colorado
Corporation Code, the articles of incorporation or these bylaws.

         Section 3.02   Number, Tenure and Qualifications.
The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors but in no event fewer than the number required by law. Except as provided in Sections 2.01 and 3.05, directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the annual meeting of the shareholders at which such director's term expires and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Directors must be at least eighteen years old but need not be residents of Colorado or shareholders of the corporation. The directors shall be divided into three classes, in accordance with the articles of incorporation.

         Section 3.03 Resignation. Any director may resign at any time by giving written notice to the president or any co-president or to the board of directors. A director's resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 Removal. At a meeting of shareholders called expressly for that purpose, the entire board of directors or any lesser number may be removed in accordance with law and the articles of incorporation, by a vote of the holders of 80 percent of shares then generally entitled to vote at an election of directors; except that if the holders of shares of any class of stock are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this Section 3.04 shall apply, with respect to the removal of a director or directors so elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any reduction in the authorized number of directors shall not have the effect of shortening the term of any incumbent director unless such director is also removed from office in accordance with this
Section 3.04.

         Section 3.05 Vacancies. Unless otherwise required in the articles of incorporation, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the shareholders if there are no directors remaining. A director elected by one or more directors to fill a vacancy shall, without regard to the class of directors in which the vacancy occurred, be elected until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified. Any director elected by shareholders to fill a vacancy shall be elected for the balance of the term or the term of other directors of the same class.

         Section 3.06 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon thereafter as conveniently may be, at the time and place, either within or outside Colorado, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.07 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any convenient place, either within or outside Colorado, as the place for holding any special meeting of the board called by them.

         Section 3.08 Meetings by Telephone. Unless otherwise provided by the articles of incorporation, one or more members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 3.09 Notice of Meetings. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.08 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

         Section 3.10 Waiver of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws to be given to the directors, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending or participating in a meeting, a director waives any required notice of such meeting unless, at the beginning of the meeting, he objects to the holding of the meeting or the transacting of business at the meeting.

         Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting, contemporaneously requests that his dissent to the action taken be entered in the minutes of such meeting or gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the corporation immediately after adjournment of such meeting.
The right of dissent as to a specific action taken at a meeting of the board is not available to a director who votes in favor of such action.

         Section 3.12 Quorum and Manner of Acting. Except as otherwise may be required by law, the articles of incorporation or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of directors.

         Section 3.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein is effective when all directors have signed the consent. All consents signed pursuant to this Section 3.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

         Section 3.14 Authorized Committees. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee or in these bylaws, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except that no such committee shall have the power or authority to (a) declare dividends or distributions, (b) approve, recommend or submit to the shareholders actions or proposals required by law to be approved by the shareholders, (c) fill vacancies on the board of directors or any committee thereof, including any committee authorized by this Section 3.14, (d) amend the bylaws, (e) approve a plan of merger not requiring shareholder approval, (f) reduce earned or capital surplus, (g) authorize or approve the reacquisition of shares of the corporation, unless pursuant to a general formula or method specified by the board of directors, or (h) authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the corporation's stock or designate the terms of a series of a class of shares.

         The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors or such committee does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.06 (except as they relate to an annual meeting) and 3.07 through
3.13 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

         Section 3.15 Executive Committee. The board of directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole board, designate and elect three or more directors to constitute an Executive Committee and appoint one of the designees as the chairman of the Executive Committee. Subject to applicable law and these bylaws, the Executive Committee during intervals between the meetings of the board shall exercise all powers and have all authority of the board of directors.

         The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the corporation in the custody of the secretary, and all actions of the Executive Committee shall be reported to the board of directors at the next meeting of the board. The minute books of the Executive Committee shall at all times be open to the inspection of any director.

         Section 3.16   Audit Committee.

              (a) Membership. The board of directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board, designate and elect three or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. A majority of the members on the Audit Committee shall be directors who are not officers or employees of the corporation and are free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the committee may be filled by the board of directors at any meeting thereof. Each member of the committee shall hold office until his successor has been duly elected, or until his death, resignation or removal from the Audit Committee by the board of directors, or until he otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole board of directors whenever in its judgment (1) that person is no longer an independent director or free from any relationship with the corporation or any of its officers prohibited by this section, or (2) the best interests of the corporation would be served thereby. The compensation, if any, of members of the committee shall be established by resolution of the board of directors.

              (b)  Responsibilities.  The Audit Committee
shall be responsible for recommending to the board of directors the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management, the independent auditors and the internal auditors, the corporation's financial statements, audit results and reports and the recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the corporation's system of internal accounting controls; performing any other duties or functions required by any organization under which the securities of the Company may be listed; and performing such other duties deemed appropriate by the board of directors. The committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

              (c) Minutes. The Audit Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the corporation in the custody of the secretary, and all actions of the Audit Committee shall be reported to the board of directors at the next meeting of the Board. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

              (d) Quorum. The Audit Committee shall meet at the call of its chairman or of any two members of the committee. A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall constitute the act of the committee.

         Section 3.17.  Compensation Committee.

              (a)  Members.  The board of directors at the
annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board, designate and elect three or more directors to constitute a Compensation Committee and appoint one of the directors so designated as the chairman of the Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time he is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the committee may be filled by the board of directors at any meeting. Each member of the committee shall hold office until his successor has been duly elected, or until his death, resignation or removal from the Compensation Committee by the board of directors, or until he otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole board of directors whenever (1) that person is no longer a disinterested person or (2) in the judgment of the board the best interests of the corporation would be served thereby.
The compensation, if any, of members of the committee shall be established by resolution of the board of directors.

              (b)  Responsibilities.  The Compensation
Committee shall, from time to time, recommend to the board of directors the compensation and benefits of the executive officers of the corporation. The Compensation Committee shall have the power and authority vested in it by any benefit plan of the corporation.

              (c) Minutes. The Compensation Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the corporation in the custody of the secretary, and all actions of the Compensation Committee shall be reported to the board of directors at the next meeting of the Board. The minute books of the Compensation Committee shall at all times be open to the inspection of any directors.

              (d) Quorum. The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the committee. A majority of the Compensation committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

          Section 3.18   Directors' Committee.

          (a) Membership. The board of directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board, designate and elect two or more directors to constitute a Directors' Committee and appoint one of the directors so designated as the chairman of the Directors' Committee. Vacancies in the committee may be filled by the board of directors at any meeting thereof. Each member of the committee shall hold office until his successor has been duly elected, or until his death, resignation or removal from the Directors' Committee by the board of directors, or until he otherwise ceases to be a director. Any member of the Directors' Committee may be removed from the committee by resolution adopted by a majority of the whole board of directors whenever in its judgment the best interests of the corporation would be served thereby. The compensation, if any, of the members of the committee shall be established by resolution of the board of directors.

          (b) Responsibilities. The Directors' Committee shall be responsible for recommending to the board of directors nomination of new board members and the compensation, including ownership amounts of the corporation's common stock, of the members of the board of directors. The Directors' Committee shall be responsible for orientation of new board members and evaluation of performance of the board of directors.

          (c) Minutes. The Directors' Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the corporation in the custody of the secretary, and all actions of the Directors' Committee shall be reported to the board of directors at the next meeting of the Board. The minute books of the Directors' Committee shall at all times be open to the inspection of any directors.

          (d) Quorum. The Directors' Committee shall meet at the call of the chairman of the Directors' Committee or of any two members of the committee. A majority of the Directors' Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.


         Section 3.19 Compensation. By resolution of the board of directors, notwithstanding any personal interest of a director in such action, the board shall determine and fix the compensation, if any, and the reimbursement of expenses which sall be allowed and paid to the directors. A director may be reimbursed for the expenses of performing his duties, including attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated fee, or both a fixed sum and a stated fee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.20 Organization. The board of directors shall elect a chairman of the board from among its members, who may also be designated by the board as an officer of the corporation. The board may also elect one or more vice-chairmen from among its members to perform the duties of the chairman in his absence and such other duties as the board may assign. At each meeting of the board of directors, the chairman, or in his absence, a vice-chairman chosen by a majority of the directors present, or in the absence of any vice-chairman, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary, or in his absence, the assistant secretary, if there is one, or if there is not one or in his absence, the person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

          Section 3.21 Director Emeritus. The board of directors at any regular or special meeting may, by resolution adopted by a majority of the whole Board, designate a retired director as Director Emeritus. A Director Emeritus shall be a director for all purposes except that he will not vote or be counted for quorum purposes. Compensation for a Director Emeritus shall be the same as disinterested directors, including the reimbursement of expenses for the performance of his duties.



                          ARTICLE IV

                           Officers

         Section 4.01 Number and Qualifications. The officers of the corporation shall consist of a president or co-presidents, a secretary, a treasurer and such other officers, including a general counsel, one or more vice-presidents and a controller, as may from time to time be elected or appointed by the board. Unless specifically designated, the chairman of the board shall not be an officer of the corporation. In addition, the board of directors, the president or any co-president may elect or appoint such assistant and other subordinate officers, including assistant vice presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president or co-president and secretary. All officers must be at least eighteen years old.

         Section 4.02 Election and Term of Office. Except as provided in Sections 4.01 and 4.06, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders as provided in Section
3.06. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until the expiration of his term in office if elected or appointed for a specified period of time, or until his earlier death, resignation or removal.

         Section 4.03 Compensation. Executive officers shall receive such compensation for their services as shall be recommended by the Compensation Committee and authorized or ratified by the board of directors. The salaries and fees of the other officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.

         Section 4.04 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer's resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 Removal. Any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the board of directors or the president or any co-president (whether or not such officer was appointed by the president) whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

         Section 4.06 Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or, if such office may be filled by the president as provided in Section 4.01, by the president, for the unexpired portion of the term.

         Section 4.07 Authority and Duties. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, any co-president, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or by the board of directors, such officer shall follow the orders and instructions of the president or any co-president), except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

              (a)  Office of the President, President, Co-
Presidents. The board of directors may from time to time designate either a president or two or more co-presidents of the corporation. Two or more co-presidents shall constitute and be members of the Office of the President of the corporation.

         The president or the Office of the President shall, subject to the direction and supervision of the board of directors, be or constitute the principal executive officer of the corporation, shall have general and active control and charge of the property, business and affairs of the corporation and shall have general supervision of the corporation's officers, agents and employees. The president or the Office of the President shall see that all orders and resolutions of the board are carried out and shall perform all other duties incident to the office and such other duties as may from time to time be assigned by the board of directors.

         Members of the Office of the President shall confer regularly in carrying out their duties as co-presidents and shall divide the responsibilities of the Office of the President and establish procedures for decision making as they may agree, subject always to the general supervision of the board of directors. Any authority, power or duty assigned by these bylaws or by the board or the Executive Committee to the president or the Office of the President may be exercised or performed by any co-president and the act of any one of them shall constitute the act of the Office of the President.

         The president or any co-president may sign any and all documents, mortgages, bonds, contracts, leases, deeds or other instruments in the ordinary course of business with or without the signature of a second corporate officer, may sign certificates for shares of the corporation with the secretary or assistant secretary of the corporation, and may sign any documents which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. One member of the Office of the President shall be designated from time to time as "president" for purposes of carrying out duties required by Colorado or other applicable law to be performed by the "president" of the corporation.

              (b) Vice-Presidents. The vice-president, if any (or if there is more than one then each vice-president), shall assist the president and shall perform such duties as may be assigned to him by the president, or co-president or by the board of directors. The vice-president, if there is one (or if there is more than one then the vice-president designated by the board of directors, or if there be no such designation then the vice-presidents in order of their election), shall, at the request of the president or co-president, or in his absence or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Assistant vice-presidents, if any, shall have such powers and perform such duties as may be assigned to them by the president or by the board of directors.

              (c) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and
(vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

              (d) Treasurer. The treasurer shall: (i) have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the treasurer.

              (e) Other Officers, Designations. Any officer who is elected or appointed from time to time by the board of directors and whose duties are not specified in these bylaws shall perform the duties and have the powers or may be prescribed from time to time by the board or any co-president. The board may designate a principal financial officer of the corporation and such other designation as the board, in its discretion, deems appropriate.

         Section 4.08 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                           ARTICLE V

                             Stock

         Section 5.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. No shares shall be issued until full consideration has been received therefor. Every issuance of shares shall be recorded on the books maintained for such purpose by or on behalf of the corporation.

         Section 5.02 Stock Certificates; Uncertificated Shares. The shares of stock of the corporation shall be represented by certificates, except that the board of directors may authorize the issuance of any class or series of stock of the corporation without certificates as provided by law. If shares are represented by certificates, such certificates shall be signed in the name of the corporation by the chairman or vice-chairman of the board of directors or by the president or a vice-president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary and sealed with the seal of the corporation or with a facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed or authorized by the board of directors.

         Section 5.03 Consideration for Shares. Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, but neither the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person, nor future services shall constitute payment or part payment for shares.

         Section 5.04 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

         Section 5.05 Transfer of Shares. Upon presentation and surrender to the corporation or to the corporation's transfer agent of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or the corporation's transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

         Section 5.06 Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

         Section 5.07 Shares Held for Account of Another. The board of directors, in the manner provided by the Colorado Corporation Code, may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth therein, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

         Section 5.08 Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                          ARTICLE VI

                        Indemnification

         Section 6.01   Definitions.  For purposes of this
Article, the following terms shall have the meanings set forth below:

              (a) Code. The term "Code" means the Colorado Corporation Code as it exists on the date of the adoption of this Article and as it may hereafter be amended from time to time, but in the case of any amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than the Colorado Corporation Code permitted the corporation to provide at the date of the adoption of this Article and prior to the amendment.

              (b) Corporation. The term "corporation" means the corporation and, in addition to the resulting or surviving corporation, any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

              (c) Expenses. The term "expenses" means the actual and reasonable expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of counsel, accountants or other experts) incurred by a party in connection with a proceeding.

              (d) Liability. The term "liability" means the obligation to pay a judgment, settlement, penalty, fine
(including an excise tax assessed with respect to an employee benefit plan) or expense incurred with respect to a proceeding.

              (e)  Party.  The term "party" means any
individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding by reason of the fact that he is or was a director, officer or employee of the corporation and any individual who, while a director, officer or employee of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A party shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

              (f) Proceeding. The term "proceeding" means any threatened, pending or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the corporation), and whether formal or informal.

         Section 6.02 Right to Indemnification. The corporation shall indemnify any party to a proceeding against liability incurred in, relating to or as a result of the proceeding to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, indemnification would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code).

         Section 6.03 Advancement of Expenses. In the event of any proceeding in which a party is involved or which may give rise to a right of indemnification under this Article, following written request to the corporation by the party, the corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, advancement of expenses would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code), amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

         Section 6.04 Burden of Proof. If under applicable law the entitlement of a party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the corporation. A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the board of directors of the corporation or such other body or persons as may be permitted by the Code. Subject to any express limitation of the Code, if so requested by the party, such determination and evaluation as to the reasonableness of the amounts claimed by the party shall be made by independent counsel who is selected by the party and approved by the corporation (which approval shall not be unreasonably withheld). For purposes of this Article, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that a party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         Section 6.05 Notification and Defense of Claim. Promptly after receipt by a party of notice of the commencement of any proceeding, the party shall, if a claim in respect thereof is to be made against the corporation under this Article, notify the corporation in writing of the commencement thereof; provided, however, that delay in so notifying the corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding: (a) the corporation shall be entitled to participate therein at its own expense; (b) any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the corporation; and
(c) the corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the party. If the corporation assumes the defense of the proceeding, the party shall have the right to employ its own counsel, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense of such proceeding shall be at the expense of the party unless (i) the employment of such counsel has been specifically authorized by the corporation, (ii) the party shall have reasonably concluded that there may be a conflict of interest between the corporation and the party in the conduct of the defense of such proceeding, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors' and officers' liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the corporation concur in writing that the insurance carrier's doing so is undesirable. The corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent. The corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on a party without the party's written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the corporation or the party.

         Section 6.06   Enforcement.  The right to
indemnification and advancement of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days after the written request for indemnification or advancement of expenses is received. If successful in whole or in part in such suit, the party's expenses incurred in bringing and prosecuting such claim shall also be paid by the corporation. Whether or not the party has met any applicable standard of conduct, the court in such suit may order indemnification or the advancement of expenses as the court deems proper (subject to any express limitation of the Code). Further, the corporation shall indemnify a party from and against any and all expenses and, if requested by the party, shall (within ten business days of such request) advance such expenses to the party, which are incurred by the party in connection with any claim asserted against or suit brought by the party for recovery under any directors' and officers' liability insurance policies maintained by the corporation, regardless of whether the party is unsuccessful in whole or in part in such claim or suit.

         Section 6.07   Proceedings by a Party.  The
corporation shall indemnify or advance expenses to a party in connection with any proceeding (or part thereof) initiated by the party only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

         Section 6.08 Subrogation. In the event of any payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the corporation.

         Section 6.09 Other Payments. The corporation shall not be liable under this Article to make any payment in connection with any proceeding against or involving a party to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder. A party shall repay to the corporation the amount of any payment the corporation makes to the party under this Article in connection with any proceeding against or involving the party, to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amount.

         Section 6.10 Insurance. So long as any party who is or was an officer or director of the corporation may be subject to any possible proceeding by reason of the fact that he is or was an officer or director of the corporation (or is or was serving in any one or more of the other capacities covered by this Article during his tenure as officer or director), if the corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, such officer or director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage applicable to any then current officer or director of the corporation, or the corporation shall purchase and maintain in effect for the benefit of such officer or director one or more valid, binding and enforceable policy or policies of directors' and officers' liability insurance providing, in all respects, coverage at least comparable to that provided to any then current officer or director at the corporation.

         Section 6.11 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights to which a party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the shareholders or directors, agreement or otherwise. The corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the Code.

         Section 6.12 Applicability; Effect. The rights to indemnification and advancement of expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that he served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any rights or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby.

         Section 6.13 Severability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any Sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

                          ARTICLE VII

                           Dividends

         The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its articles of incorporation.


                         ARTICLE VIII

                     Conflicts of Interest

         Section 8.01 Financial Interest. No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for that reason; or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes, approves or ratifies the contract or transaction; or solely because his or their votes are counted for such purpose, if:

              (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

              (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed, or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the shareholders; or

              (c) The contract or transaction was fair as to the corporation.

         Section 8.02   Interested Directors.  Common or
interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the contract or transaction.


                          ARTICLE IX

             Contracts, Loans, Checks and Deposits

         Section 9.01 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 9.02 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 9.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the board of directors.

         Section 9.04   Deposits.  All funds of the
corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


                           ARTICLE X

                         Miscellaneous

         Section 10.01  Voting of Securities by the
Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the president or any co-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 10.02 Seal. The corporate seal of the corporation shall be in such form as authorized or adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

         Section 10.03  Fiscal Year.  The fiscal year of the
corporation shall be as established by the board of directors.

         Section 10.04  Gender.  As used herein, pronouns in
the masculine gender include the feminine and, where applicable, the neuter.

         Section 10.05 Amendments. The board of directors shall have the power to adopt, alter, amend or repeal the bylaws of the corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the bylaws of the corporation provided, that any proposal by a shareholder to adopt, alter, amend or repeal the bylaws shall require for adoption the affirmative vote of the holders of at least 80 percent of the outstanding shares of stock generally entitled to vote in the election of directors, voting together as a single class.

                             (END)